UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): February 27, 1998


                                 ESG RE LIMITED
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             (Exact name of registrant as specified in its charter)




       Bermuda                     000-23481                Not Applicable
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    (State or other         (Commission File Number)       (I.R.S. Employer
     jurisdiction of                                        Identification No.)
     incorporation)


                    16 Church Street, Hamilton HM11, Bermuda
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  (Address of principal executive offices)                          (zip code)


Registrant's telephone number, including area code (441) 295-2185



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          (Former name or former address, if changed since last report)

Item 5.           Other Events.

                  On February 27, 1998, the Board of Directors of the Registrant accepted the resignation of Mr. Gerhard Jurk from the Board of Directors, effective immediately, and resolved that Mr. Kenneth P. Morse replace him as a Class 2 Director, to serve until the 1999 Annual General Meeting of the Registrant and such time as his successor be duly elected and qualified. The Directors further resolved to increase the size of the Board of Directors to seven. The Directors further resolved that Steven H. Debrovner fill the resulting vacancy on the Board of Directors as a Class 3 Director to serve until the 2000 Annual General Meeting of the Registrant and such time as his successor be duly elected and qualified.

                  Upon the foregoing actions by the Board of Directors of the Registrant, the Registrant ceased to qualify as a foreign private issuer pursuant to Rule 3b-4 under the Securities Exchange Act of 1934 and will henceforth assume the status of a domestic private issuer of securities.

                                   Signatures

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date:March 10, 1998

                                             ESG RE LIMITED


                                             By: /s/ Wolfgang M. Wand
                                             ------------------------
                                             Name:  Wolfgang M. Wand
                                             Title: Chief Executive Officer